Exhibit 99.1
For Immediate Release
November 1, 2007
GIBRALTAR REPORTS THIRD-QUARTER SALES AND EARNINGS
Income from Continuing Operations Before One-Time Charges is $.43 Per Share
     BUFFALO, NEW YORK (October 31, 2007) — Gibraltar Industries, Inc. (NASDAQ: ROCK) today reported sales from continuing operations in the third quarter of 2007 were $343 million, an increase of approximately eight percent compared to $318 million in the third quarter of 2006. For the first nine months of 2007, sales from continuing operations were up by approximately five percent to $1 billion, compared to $956 million in the first nine months of 2006. Net sales, excluding acquisitions, were down eight percent for the quarter and seven percent year to date, driven by the soft residential building market. Acquisitions added approximately 15 percent to net sales in the quarter.
     Income from continuing operations before one-time charges was $12.8 million, or $.43 per share, in the third quarter of 2007, compared to $18.2 million, or $.61 per share, in the third quarter of 2006. In the first nine months of 2007, income from continuing operations before one-time charges was $35.8 million, or $1.19 per share, compared to $50.0 million, or $1.67 per share, in the first nine months of 2006. The decline in income from continuing operations was in line with the lower unit volume and mix changes and was partly offset by Gibraltar’s aggressive programs to streamline its operations.
     Reported third-quarter income from continuing operations of $11.4 million, or $.38 per share, was negatively impacted by two nonrecurring items including a four hundred thousand ($0.4 million), $.01 per share net of tax, restructuring charge related to the consolidation of the Company’s strip steel facilities and $1.8 million, $.04 per share, in acquisition-related purchase accounting adjustments resulting from the write-up of inventories acquired in the Noll/NorWesCo and Florence transactions from their historic cost basis to fair market value. The expensing of these inventory adjustments will be completed in October and impact fourth-quarter results by $.01 per share. Reported income from continuing operations for the first nine months of 2007 is $31.4 million, or $1.04 per share.
     The cost of the planned sale of Hubbell Steel assets amounted to a pre-tax charge of $13.9 million. The Company also incurred $2.9 million in pre-tax costs associated with the sale of its Solar Michigan operation. These charges have been recorded in the third quarter and have been reflected in the results from discontinued operations. The results from Hubbell’s and Solar Michigan’s business operations have been reflected in the results for discontinued operations for all periods presented.
     “We generated third-quarter sales and earnings that were within our expectations, even though conditions in our two largest markets, residential housing and automotive, remained challenging during the quarter. More importantly, we continue to strategically transform Gibraltar through acquisitions, divestitures, and the streamlining of our existing businesses, all of which positions us for significantly improved results as the markets we serve improve and volumes return to more normalized levels,” said Brian J. Lipke, Gibraltar’s Chairman and Chief Executive Officer.
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Gibraltar Reports Third-Quarter Sales and Earnings
Page Two
     “During the third quarter, we completed the acquisition of Florence Corporation, a leader in the storage and postal products market. Earlier this month, we announced the sale of the assets of Hubbell Steel, a business that was not meeting our performance targets. We also made more progress with the consolidation of our facilities, with eight locations closed or consolidated thus far in 2007 and we are looking to close or consolidate additional locations. All of these actions will improve our operating characteristics, enhancing our ability to deliver stronger and more consistent results,” said Henning N. Kornbrekke, Gibraltar’s President and Chief Operating Officer.
     “Our participation in the commercial building and industrial markets, our operations in Europe and Asia, and our recent acquisitions are helping to offset the slowdown in the residential building and automotive markets. Even in the new-build housing market, which is down 27 percent compared to first nine months of 2006, our core building products sales have decreased by approximately ten percent, which indicates that we are expanding our market share in an extremely difficult operating environment. We are also continuing to focus on operational excellence, cost reductions, and the further streamlining of our operations,” said Mr. Kornbrekke.
     In light of the operating environment discussed above, Mr. Kornbrekke said that, barring a significant change in business conditions, Gibraltar expects its fourth-quarter earnings per share from continuing operations before any one-time items will be in the range of $.12 to $.16, compared to $.20 in the fourth quarter of 2006.
     Gibraltar Industries is a leading manufacturer, processor, and distributor of products for the building, industrial, and vehicular markets. The company serves customers in a variety of industries in all 50 states and throughout the world. It has approximately 4,100 employees and operates 84 facilities in 27 states, Canada, China, England, Germany, and Poland. Gibraltar’s common stock is a component of the S&P SmallCap 600 and the Russell 2000® Index.
     Information contained in this release, other than historical information, should be considered forward-looking, and may be subject to a number of risk factors, including: general economic conditions; the impact of the availability and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; the ability to pass through cost increases to customers; changing demand for the Company’s products and services; risks associated with the integration of acquisitions; and changes in interest or tax rates.

Gibraltar will review its third-quarter results and discuss its outlook for the fourth quarter during its quarterly conference call, which will be held at 9 a.m. Eastern Time on November 1. Details of the call can be found on Gibraltar’s Web site, at http://www.gibraltar1.com.
CONTACT: Kenneth P. Houseknecht, Vice President of Communications and Investor Relations, at 716/826-6500, khouseknecht@gibraltar1.com.
Gibraltar’s news releases, along with comprehensive information about the Company, are available on the Internet, at http://www.gibraltar1.com.

Gibraltar Reports Third-Quarter Sales and Earnings
Page Three
GIBRALTAR INDUSTRIES, INC.
Financial Highlights
(in thousands, except per share data)

	Three Months Ended
	September 30, 2007	September 30, 2006

Net Sales	$342,570	$318,442
Income from Continuing Operations	$11,367	$18,230
Income Per Share from Continuing Operations —Basic	$.38	$.61
Weighted Average Shares Outstanding — Basic	29,873	29,747
Income Per Share from Continuing Operations — Diluted	$.38	$.61
Weighted Average Shares Outstanding — Diluted	30,147	30,040

Reconciliation of income per share — diluted from continuing operations to reflect special items:
Income from continuing operation before adjustments	$.43	$.61
Adjustments:
Restructuring charges	$(.01)	$—
Purchased inventory markup	$(.04)	$—

Income from continuing operations	$.38	$.61

	Nine Months Ended
	September 30, 2007	September 30, 2006

Net Sales	$1,003,116	$955,971
Income from Continuing Operations	$31,436	$49,999
Income Per Share from Continuing Operations — Basic	$1.05	$1.68
Weighted Average Shares Outstanding — Basic	29,847	29,691
Income Per Share from Continuing Operations — Diluted	$1.04	$1.67
Weighted Average Shares Outstanding — Diluted	30,103	29,993

Reconciliation of income per share — diluted from continuing operations to reflect special items:
Income from continuing operation before adjustments	$1.19	$1.67
Adjustments:
Restructuring charges	$(.05)	$—
Purchased inventory markup	$(.07)	$—
Abandoned M & A transaction	$(.03)	$—

Income from continuing operations	$1.04	$1.67

GIBRALTAR INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2007	2006
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$32,725	$13,475
Accounts receivable, net	209,481	163,731
Inventories	229,133	220,119
Other current assets	20,101	18,099
Assets of discontinued operations	17,311	40,356

Total current assets	508,751	455,780

Property, plant and equipment, net	260,553	233,249
Goodwill	501,034	366,763
Acquired intangibles	60,505	62,366
Investments in partnerships	2,616	2,440
Other assets	14,588	14,307
Assets of discontinued operations	6,330	17,963

	$1,354,377	$1,152,868

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$92,949	$69,040
Accrued expenses	48,932	50,279
Current maturities of long-term debt	2,964	2,336
Liabilities of discontinued operations	2,540	2,760

Total current liabilities	147,385	124,415

Long-term debt	550,670	398,217
Deferred income taxes	72,746	70,981
Other non-current liabilities	14,837	9,027
Liabilities of discontinued operations	15	—
Shareholders’ equity:
Preferred stock, $.01 par value; authorized: 10,000,000 shares; none outstanding	—	—
Common stock, $.01 par value; authorized 50,000,000 shares; issued 29,949,229 and 29,883,795 shares in 2007 and 2006, respectively	300	299
Additional paid-in capital	218,122	215,944
Retained earnings	340,749	332,920
Accumulated other comprehensive income	9,946	1,065

	569,117	550,228
Less: cost of 62,967 and 42,600 common shares held in treasury in 2007 and 2006	(393)	—

Total shareholders’ equity	568,724	550,228

	$1,354,377	$1,152,868

GIBRALTAR INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net sales	$342,570	$318,442	$1,003,116	$955,971

Cost of sales	278,796	250,224	821,539	749,695

Gross profit	63,774	68,218	181,577	206,276

Selling, general and administrative expense	38,409	32,619	110,029	107,199

Income from operations	25,365	35,599	71,548	99,077

Other (income) expense:
Equity in partnerships’ loss (income) and other income	(356)	103	(1,023)	(445)
Interest expense	8,372	6,056	23,063	19,272

Total other expense	8,016	6,159	22,040	18,827

Income before taxes	17,349	29,440	49,508	80,250

Provision for income taxes	5,982	11,210	18,072	30,251

Income from continuing operations	11,367	18,230	31,436	49,999

Discontinued operations:
Income from discontinued operations before taxes	(18,590)	(388)	(21,733)	9,189
Income tax expense	(3,679)	(154)	(4,847)	3,482

Income from discontinued operations	(14,911)	(234)	(16,886)	5,707

Net income	$(3,544)	$17,996	$14,550	$55,706

Net income per share — Basic:
Income from continuing operations	$.38	$.61	$1.05	$1.68
Income from discontinued operations	(.50)	(.01)	(.56)	.19

Net income	$(.12)	$.60	$.49	$1.87

Weighted average shares outstanding — Basic	29,873	29,747	29,874	29,691

Net income per share — Diluted:	.38	.61	1.04	1.67
Income from continuing operations	(.50)	(.01)	(.56)	.19

Income from discontinued operations Net income	$(.12)	$.60	$.48	$1.86

Weighted average shares outstanding — Diluted	29,966	30,040	30,043	29,993

GIBRALTAR INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2007	2006
Cash flows from operating activities
Net income	$14,550	$55,706
Income from discontinued operations	(16,886)	5,707

Income from continuing operations	31,436	49,999
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	23,789	19,430
Provision for deferred income taxes	797	—
Equity in partnerships’ loss (income) and other income	(778)	400
Distributions from partnerships	603	909
Stock compensation expense	2,042	2,192
Other noncash adjustments	163	782
Increase (decrease) in cash resulting from changes in (net of acquisitions and dispositions):
Accounts receivable	(22,360)	(34,213)
Inventories	27,701	(50,741)
Other current assets and other assets	3,782	2,375
Accounts payable	13,650	11,254
Accrued expenses and other non-current liabilities	(2,962)	(18,120)

Net cash provided by (used in) continuing operations	77,863	(15,733)
Net cash provided by (used in) discontinued operations	15,923	(8,429)

Net cash provided by (used in) provided by operating activities	93,786	(24,162)

Cash flows from investing activities
Acquisitions, net of cash acquired	(203,980)	(13,206)
Purchases of property, plant and equipment	(15,148)	(16,943)
Net proceeds from sale of property and equipment	3,125	388
Net proceeds from sale of business	1,677	151,511

Net cash (used in) provided by investing activities from continuing operations	(214,326)	121,750
Net cash used in investing activities for discontinued operations	(69)	(3,433)

Net cash (used in) provided by investing activities	(214,395)	118,317

Cash flows from financing activities
Long-term debt reduction	(2,128)	(114,292)
Proceeds from long-term debt	147,768	9,604
Payment of deferred financing costs	(1,440)	(569)
Payment of dividends	(4,477)	(4,464)
Net proceeds from issuance of common stock	136	1,174
Tax benefit from stock options	—	167

Net cash provided by (used in) financing activities from continuing operations	139,859	(108,380)
Net cash used in financing activities for discontinued operations	—	(1,500)

Net cash provided by (used in) financing activities	139,859	(109,880)

Net increase in cash and cash equivalents	19,250	(15,725)

Cash and cash equivalents at beginning of year	13,475	28,529

Cash and cash equivalents at end of period	$32,725	$12,804

GIBRALTAR INDUSTRIES, INC.
Segment Information
(Unaudited)
(in thousands)

	Three Months Ended September 30,
			Increase (Decrease)
	2007	2006	$	%
Net Sales
Building products	$247,175	$223,711	$23,464	10.5%
Processed metal products	95,395	94,731	664	0.7%

Total Sales	342,570	318,442	24,128	7.6%

Income from Operations
Building products	$28,497	$34,511	$(6,014)	(17.4)%
Processed metal products	5,540	7,187	(1,647)	(22.9)%
Corporate	(8,672)	(6,099)	(2,573)	42.2%

Total Income from Operations	$25,365	$35,599	(10,234)	(28.7)%

Operating Margin
Building products	11.5%	15.4%
Processed metal products	5.8%	7.6%

	Nine Months Ended September 30,
			Increase (Decrease)
	2007	2006	$	%
Net Sales
Building products	$710,522	$672,064	$38,458	5.7%
Processed metal products	292,594	283,907	8,687	3.1%

Total Sales	1,003,116	955,971	47,145	4.9%

Income from Operations
Building products	$78,382	$106,163	$(27,781)	(26.2)%
Processed metal products	16,089	20,862	(4,773)	(22.9)%
Corporate	(22,923)	(27,948)	5,025	(18.0)%

Total Income from Operations	$71,548	$99,077	$(27,529)	(27.8)%

Operating Margin
Building products	11.0%	15.8%
Processed metal products	5.5%	7.3%